UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 4, 2008

COMPUTER TASK GROUP, INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-9410	16-0912632
(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY	14209
(Address of Principal Executive Offices)	(Zip Code)

(716) 882-8000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 4, 2008, Computer Task Group, Incorporated (“CTG”), entered into a Third Amendment to Loan Agreement, with Manufacturers and Traders Trust Company (“M&T”) and KeyBank National Association, as lenders (the “Lenders”), and M&T, as issuer of letters of credit (the “Bank”) and as administrative agent for the Lenders and the Bank (the “Amendment”). The Amendment further amends the Loan Agreement, dated as of April 21, 2005, as previously amended, among the same parties (the “Loan Agreement”). The Loan Agreement provides the terms under which the Lenders have made available to CTG a revolving credit facility in the maximum principal amount of $35 million, including a sublimit of $10 million for letters of credit issued or to be issued by the Bank. Funds provided under the Loan Agreement have been or will be used by CTG to refinance existing indebtedness of CTG and for working capital, general corporate and acquisition purposes.

The following is a general summary of some of the principal terms of the Amendment. A copy of the Amendment is filed with this Form 8-K as Exhibit 10.1. The Amendment is a complex and detailed instrument, and the following summary is qualified in all respects by reference to the complete terms of the Amendment. The Amendment:

(1)
Amends certain definitions contained in the Loan Agreement by (a) deleting the definition of “IBM STG Eligible Indebtedness,” which is no longer of relevance to computations under the Loan Agreement, (b) changing and restating the definition of “EBITDA,” to take account of certain non-operational expenses incurred or to be incurred by CTG, and (c) changing the definition of “Revolving Credit Loan Maturity Date,” to extend the date by which revolving borrowings made or to be made available from time to time under the Loan Agreement must be repaid (in the absence of an earlier acceleration thereof due to an event of default) from April 20, 2008 until April 20, 2011;

(2)	Amends and restates certain financial covenants contained in the Loan Agreement that pertain to the Maximum Leverage Ratio and the Minimum Tangible Net Worth; and

(3)	Amends another provision of the Loan Agreement to increase the number of shares of its capital stock that CTG may repurchase through the amended Revolving Credit Loan Maturity Date.

Item 9.01  Financial Statements and Exhibits.

        (c)    Exhibits:

10.1
Third Amendment to Loan Agreement, dated as of February 4, 2008, among Computer Task Group, Incorporated, as borrower, Manufacturers and Traders Trust Company (“M&T”) and KeyBank National Association, as lenders (the “Lenders”), and M&T, as issuer of letters of credit (the “Bank”) and as administrative agent for the Lenders and the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED

Date: February 8, 2008	By:	s/Peter P. Radetich
Name: Peter P. Radetich
Title: Senior Vice President & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1
Third Amendment to Loan Agreement, dated as of February 4, 2008, among Computer Task Group, Incorporated, as borrower, Manufacturers and Traders Trust Company (“M&T”) and KeyBank National Association, as lenders (the “Lenders”), and M&T, as issuer of letters of credit (the “Bank”) and as administrative agent for the Lenders and the Bank.